Exhibit 5.1

September 19, 2023

Nxu, Inc.

1828 N. Higley Road, Suite 116

Mesa, AZ 85205

Re:      Nxu, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Nxu, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 19, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to 50,000,000 shares (the “Shares”) of Class A common stock, $0.0001 par value per share (“Class A common stock”), of the Company, to be sold by the selling stockholders identified in the prospectus included in the Registration Statement (the “Selling Stockholders”). Pursuant to the terms of a letter agreement, dated as of September 19, 2023 (the “Letter Agreement”), by and between the Company and the Selling Stockholders, the number of shares to be sold by the Selling Stockholders consists of (i) 340,374 Shares issuable upon full exercise of that certain warrant to purchase shares of Class A common stock, dated as of August 18, 2023 (the “Warrant”); (ii) 34,000,000 unrestricted Shares that will be issued immediately upon the effectiveness of the Registration Statement, and (iii) 15,659,626 additional Shares issuable pursuant to that certain Share Purchase Agreement, dated as of June 25, 2021 (the “Share Purchase Agreement”), by and between the Company and the Selling Stockholders.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as in effect on the date hereof, (iii) the Bylaws of the Company, as in effect on the date hereof, (iv) the Share Purchase Agreement, (v) the Warrant, (vi) the Letter Agreement, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Share Purchase Agreement, the Warrant and the Letter Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP